                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                 ----------------------------------

                      SCHEDULE 14A INFORMATION

            Proxy Statement pursuant to Section 14(a) of
                the Securities Exchange Act of 1934
                         (Amendment No. __)

[X] Filed by the Registrant
[ ] Filed by a party other than the Registrant

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                       PAUL MUELLER COMPANY
--------------------------------------------------------------------
          (name of registrant as specified in its charter)

--------------------------------------------------------------------
            (name of person(s) filing proxy statement,
                  if other than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
    and 0-11.
    (1) Title of each class of securities to which transaction ap-plies: _____________________________________________________
    (2) Aggregate number of securities to which transaction applies:
        ____________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________________
    (4) Proposed maximum aggregate value of transaction: ___________
    (5) Total fee paid: _____________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Ex-change Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount previously paid: ____________________________________
    (2) Form, Schedule or Registration Statement number: ___________
    (3) Filing party: ______________________________________________
    (4) Date filed: ________________________________________________

               [ LETTERHEAD OF PAUL MUELLER COMPANY ]

March 30, 2001

Dear Shareholder:

Attached to this letter is the Notice of Annual Meeting of Share holders of Paul Mueller Company and Proxy Statement describing the formal business to be transacted at the annual meeting.

Soon you may receive a separate proxy solicitation from the Sheet Metal Workers International Association (the "Union") on behalf of its local affiliate that represents a group of our Springfield plant employees. In this solicitation, the Union is seeking to have the Bylaws and Articles of Incorporation of Paul Mueller Company (the "Company") amended to eliminate the Company's Shareholder Rights Plan, which was designed to deter a hostile attempt to take over the Company on unfair or non-negotiated terms. Additionally, the Union is proposing its own candidate, Jay E. Sushelsky, for election to the Company's Board of Directors.

The Union's proposal to eliminate the Shareholder Rights Plan is substantially identical to the same proposal made by the Union last year, which was soundly rejected by the shareholders, as only 28.8% (338,325 shares) of the outstanding shares were voted for the pro-posal, which vote was 248,686 shares short of the majority vote required to approve the proposal.

The Union has discussed labor relations in its proxy material. How-ever, there are certain other facts that you may wish to consider as background to the Union's solicitation.

The last contract between the Company and Union expired in 1994. In July 1995 the Union called a strike after giving the Company's nego-tiating team the clear impression that the Union's most important issue was to secure the Company's agreement to a "Union Security Clause." Such a provision requires employees represented by the Union to pay Union dues, or a service fee or its equivalent, as a condition of continued employment.

The Union ended its strike in late 2000 and returned to the bargain-ing table. At subsequent bargaining sessions, a key demand has been the issue of a Union Security Clause. For its part, the Company has proposed that all employees have the freedom of choice to pay or to not pay money to the Union, the same proposal the Company has made since 1994.

The Company believes that its position on a Union Security Clause is consistent with freedom of choice and is supported by a majority of the employees who would be impacted. At the end of the Union's strike, only 16 of the approximately 390 employees represented by the bargaining unit were participating in the strike.

The Union, on behalf of its local affiliate that is the owner of 90 shares of Company stock, purports to be acting in the best interest of our shareholders. To the contrary, based on the small number of shares owned by the Union and the fact that an identical proposal by the Union regarding the Shareholder Rights Plan was rejected by the shareholders at last year's annual meeting, the Union's actions are viewed by management as a campaign to achieve, through continued harassment, what a majority of employees do not want and what the Union has failed to accomplish legitimately in contract negotiations.

Accordingly, management strongly urges you to vote FOR the two nomi-nees for election as directors proposed by the Company's Board of Directors and to vote AGAINST the International Union's proposal relating to the Shareholder Rights Plan by signing and returning the MUELLER proxy card. DO NOT RETURN TO THE UNION ANY PROXY CARD YOU MAY RECEIVE FROM THEM, EVEN TO VOTE AGAINST THE UNION'S PROPOSAL.

IF YOU HAVE ALREADY SIGNED AND RETURNED A PROXY CARD SENT TO YOU BY THE INTERNATIONAL UNION, you may revoke your previously signed proxy by simply signing and returning the enclosed MUELLER proxy card, WITH A LATER DATE, to the Company in the enclosed envelope.

Sincerely,

/S/ DANIEL C. MANNA

Daniel C. Manna
President and Chief Executive Officer

Enclosures

                       PAUL MUELLER COMPANY
        P.O. BOX 828 / SPRINGFIELD, MISSOURI, U.S.A. 65801

--------------------------------------------------------------------
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          (MAY 7, 2001)
--------------------------------------------------------------------

Notice is hereby given that the annual meeting of shareholders of Paul Mueller Company, a Missouri corporation, will be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri 65802, on Monday, May 7, 2001, commencing at 10:00 a.m. on that day, and thereafter as it may from time to time be adjourned, to consider and act upon the following:

1. To elect two (2) Class I directors for a term of three (3) years expiring at the annual meeting to be held in 2004 and until their respective successors are duly elected and shall qualify.

2. To consider and vote upon a shareholder proposal regarding the Company's Shareholder Rights Plan, which is opposed by the Board of Directors, if it is properly presented at the meeting by its proponent.

3. To transact such other business as may properly come before the meeting or any postponement, adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 16, 2001, as the record date for the determination of share-holders entitled to notice of and to vote at the annual meeting or any postponement, adjournment or adjournments thereof.

Shareholders who are unable to attend the meeting but who wish their shares to be voted may vote by proxy. A form of proxy, which has been prepared by the Board of Directors of the Company, and a return envelope are enclosed. Since it is very important that your shares be represented at this year's annual meeting, you are requested to sign, date, and return the enclosed MUELLER proxy in the enclosed envelope as promptly as possible. Your proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and vote in person. If your shares are held of record by a broker, bank, or other nominee ("Street Name"), you will need to obtain from the record holder and bring to the meeting a proxy, issued in your name, authorizing you to vote the shares.

By order of the Board of Directors.

                                        DONALD E. GOLIK
                                        Secretary

Springfield, Missouri
March 30, 2001

                        PAUL MUELLER COMPANY
         P.O. BOX 828 / SPRINGFIELD, MISSOURI, U.S.A. 65801

                        -------------------
                          PROXY STATEMENT
                        -------------------

                        GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES. The enclosed proxy is being solicited on behalf of the Board of Directors of Paul Mueller Company (the "Company") for use at the annual meeting of the share-holders to be held on May 7, 2001 (the "Annual Meeting"), and at any postponement, adjournment or adjournments thereof. Any proxy given does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is exercised by notifying Donald E. Golik, Secretary, by mail, telegram, facsimile or appear-ing at the Annual Meeting in person and requesting a ballot. This Proxy Statement and the proxy were first mailed to shareholders on or about March 30, 2001.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMI-NEE, ONLY YOUR BANK, BROKER OR OTHER NOMINEE CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE COMPANY'S PROXY CARD AS SOON AS POSSIBLE.

PROXY CONTEST. The Sheet Metal Workers International Association (the "Union") on behalf of its local affiliate, Sheet Metal Workers Local 208 (the "Local"), that owns 90 shares of the Common Stock of the Company, filed preliminary proxy materials with the Securities and Exchange Commission ("SEC") indicating that the Local intends to present a proposal to amend the Bylaws and Articles of Incorporation of the Company to require shareholder approval for the Company to adopt or maintain a shareholder rights plan (the "Proposed Amend-ments"). The Union's proxy materials also indicate that the Union intends to nominate a single candidate for the Board of Directors of the Company. The Local represents about 390 of the Company's approx-imately 870 employees.

Management and the Board of Directors view this Proxy Contest as a campaign to achieve, through continued harassment, what the Union has failed to accomplish legitimately in contract negotiations.

The Board of Directors is soliciting proxies FOR its two nominees for election to the Board of Directors (listed below under the cap-tion "Election of Directors") and AGAINST the Union's Proposed Amend-ments. A MUELLER proxy card is enclosed for your use. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE MUELLER PROXY CARD IN THE ENCLOSED ENVELOPE.

If you have any questions or need further assistance in voting your shares, please call Donald E. Golik, Secretary of the Company, toll free at (800) 683-5537.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD YOU MAY RECEIVE FROM THE UNION, EVEN TO VOTE AGAINST THE UNION'S PROPOSAL AND NOMINEE. IF YOU HAVE ALREADY SIGNED AND RETURNED A PROXY CARD SENT TO YOU BY THE UNION, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED

PROXY BY SIMPLY SIGNING AND RETURNING THE ENCLOSED MUELLER PROXY CARD, WITH A LATER DATE, TO THE COMPANY IN THE ENCLOSED ENVELOPE.
It will NOT help your Board of Directors to return the Union proxy card voting to "abstain." Do NOT return any proxy card sent to you by the Union. If you send in the Union's proxy card, it cancels out any previous proxy. The only way to support your Board of Directors' nominees is to return the MUELLER proxy card voting "FOR" the Com-pany's two nominees and "AGAINST" the Union's Proposed Amendments.

EXPENSE OF SOLICITATION. All expenses of solicitation will be borne by the Company, including the preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying proxy, and any additional information furnished to shareholders. In addition to solicitations by mail, employees and directors of the Company may solicit proxies in person or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies. The Company will reimburse banks, brokers and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

VOTING OF PROXIES. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as speci-fied in such proxy. If the enclosed MUELLER proxy card is executed and returned without instructions as to how it is to be voted, your shares will be voted FOR the election as directors of the nominees proposed by the Board of Directors listed below under the caption "Election of Directors" and AGAINST the Union's Proposed Amendments; provided, however, that if any other candidate for director is pro-posed at the Annual Meeting by persons other than the Board of Directors, the shares represented by the proxy may be voted cumula-tively for fewer than all of the nominees named herein or distri-buted among the nominees, as the proxyholder may determine. If any of the nominees should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee or nominees as the Board of Directors may name. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that any of them will become unavailable for election.

The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place. At the date this Proxy Statement went to press, the Board of Directors was not aware that any such other busi-ness is to be presented for action at the Annual Meeting and does not itself intend to present any such other business; however, if any such other business does come before the Annual Meeting, shares represented by proxies given pursuant to this solicitation will be voted in accordance with the recommendation of the Board of Direc-tors or, in the absence of such a recommendation, in accordance with the judgment of the proxyholder.

PERSONS ENTITLED TO VOTE. Only holders of Common Stock of the Com-pany of record as of the close of business on March 16, 2001, are entitled to vote at the Annual Meeting. At the close of business on that date, 1,179,721 shares of Common Stock were outstanding.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting for both proposal (1) and proposal (2). Holders of Common Stock are entitled to one vote per share standing in their names on the record date. In the elec-tion of directors, each shareholder will have cumulative voting rights, which means they will have the right to cast as many votes as equals the number of shares owned by them multiplied by the num-ber of directors to be elected; and this total number of votes may be divided among one or more candidates for the office of director in such manner as the shareholder may elect, if present to vote in person, or as the proxyholders elect, if voting by proxy. In the event the votes for one of the director nominees are withheld, those votes will be cumulatively voted by the proxyholder for the re-maining director nominee. Withholding authority to vote for all director nominees has the effect of abstaining from voting for any director nominees. Shares cannot be voted at the Annual Meeting unless the owner is present in person or represented by proxy. The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy, assuming a quorum is present. Accordingly, the two nominees for Class I directors re-ceiving the greatest number of votes at the Annual Meeting will be elected as Class I directors. With respect to the proposal to consider an amendment to the Bylaws and Articles of Incorporation concerning adopting or maintaining a Shareholder Rights Plan, the proposal must be approved by an affirmative vote of a majority of the common shares outstanding.

In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the Annual Meeting, shares represented by shareholders that abstain from voting on a matter, and shares held by brokers or other nominees for which no voting instructions on the matter being voted upon have been given by the beneficial owner and for which the nominee does not have discretionary authority to vote are not considered to be votes affirmatively cast. Any of the foregoing is equivalent to a vote against the proposal other than the election of directors and will have no effect on the election of directors. Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

When a broker or other nominee holding shares for a customer votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power with respect to such proposal and has not received instructions from the beneficial owner, it is referred to as a "broker nonvote." Properly executed proxies marked "abstain" or proxies required to be treated as "broker nonvotes" will be treated as present for purposes of determining whether there is a quorum at the Annual Meeting.

PRINCIPAL SHAREHOLDERS. As of the close of business on February 28, 2001, the principal beneficial owners of the Company's Common Stock were as follows:

                                         Shares            Percent
                                      Beneficially            of
            Name and Address             Owned<F1>          Class
      ------------------------------  ------------          ------
      Paul Mueller                      106,557<F2>          9.08%
      1600 West Phelps Street
      Springfield, Missouri 65802

      Moore Sons Investments, L.P.       58,879<F3><F4>      5.02%
      1020 West 59th Street
      Kansas City, Missouri 64113

      Royce & Associates, Inc.
         and Charles M. Royce           129,350<F5>         11.02%
      1414 Avenue of the Americas
      New York, New York 10019

      Dimensional Fund Advisors Inc.     70,000<F6>          5.96%
      1299 Ocean Avenue
      Santa Monica, California 90401

      First Manhattan Co.                67,040<F7>         5.71%
      437 Madison Avenue
      New York, New York 10022

      <F1> Unless otherwise noted, each shareholder has sole voting power and investment power over the number of shares set forth beside his name.

      <F2> The 106,557 shares include 15,000 shares owned by the
           Mueller Family Foundation, and Paul Mueller disclaims any beneficial ownership in those shares.

      <F3> In his capacity as a general partner of Moore Sons Invest-
           ments, L.P., David L. Moore may be deemed to be the bene-ficial owner of 58,879 shares of Common Stock owned by said limited partnership. In his capacity as general partner of Moore Sons Investments, L.P., David L. Moore may be deemed to have shared power to vote or direct the vote of 58,879 shares of Common Stock and may be deemed to have shared power to dispose or direct the disposition of 58,879 shares of Common Stock owned by said limited partnership. David L. Moore disclaims beneficial owner-ship of all such shares owned by said limited partnership.

           As husband of Mary Kathleen Moore, David L. Moore may be deemed to be the beneficial owner of an additional 7,411 shares of Common Stock, which are owned by Mary Kathleen Moore. David L. Moore disclaims beneficial ownership of all such shares exclusively owned by Mary Kathleen Moore.

      <F4> In her capacity as a general partner of Moore Sons Invest-
           ments, L.P., Mary Kathleen Moore may be deemed to have shared power to vote or direct the vote of 58,879 shares of Common Stock and may be deemed to have the shared power to dispose or direct the disposition of 58,879 shares of Common Stock owned by said limited partnership. Mary Kathleen Moore disclaims beneficial ownership of all such shares owned by said limited partnership. Mary Kathleen Moore is the direct owner of 7,411 shares of Common Stock over which she has sole voting and disposi-tive power.

      <F5> Royce & Associates, Inc., ("Royce") is the beneficial owner of 129,350 shares of the Company's Common Stock as of December 31, 2000 (the most recent date for which information is available). Charles M. Royce may be deemed to be a controlling person of Royce and, as such, may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by Royce. Mr. Royce does not own any shares outside of Royce and dis-claims beneficial ownership of the shares held by Royce.

      <F6> Dimensional Fund Advisors Inc. ("Dimensional"), an invest-
           ment advisor registered under Section 203 of the Invest-ment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Invest-ment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and ac-counts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 70,000 shares of the Company's Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of those shares.

      <F7> First Manhattan Co. is the beneficial owner of 67,040 shares of the Company's common stock as of December 31, 2000 (the most recent date for which information is avail-able). First Manhattan Co. possesses sole voting and dispositive power over 9,700 shares and possesses shared voting power over 48,340 shares and shared dispositive power over 57,340 shares.

All of the information set forth in the above table and footnotes is based solely on information furnished by the persons listed in the table. The Company does not know of any other person (as that term is defined by the Securities and Exchange Commission) who owns of record or beneficially more than 5% of the Company's outstanding shares.

NOTICE REQUIREMENTS AND SHAREHOLDER PROPOSALS. To permit the Com-pany and its shareholders to deal with shareholder proposals in an informed and orderly manner, the Bylaws of the Company establish an advance notice procedure. No shareholder proposal, no shareholder nominations of persons for election to the Board of Directors, or other business may be brought before the 2002 annual meeting of the shareholders unless written notice of such proposal, nomination or other business is received by the Secretary of the Company at the address set forth on page 1 of this Proxy Statement not earlier than January 1, 2002, nor later than January 31, 2002. Such notice must contain certain specified information concerning any proposal to be brought before the annual meeting or any nomination for a person to be elected as a director at the annual meeting, as well as the share-holder submitting the proposal. The proposals must also comply with all applicable statutes, laws and regulations, and the Bylaws of the Company. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of the Proxy Statement.

In addition, shareholder proposals intended to be included in the Company's Proxy Statement for the annual meeting in 2002 must be received by the Secretary of the Company, at the address set forth on page 1 of this Proxy Statement, not later than December 1, 2001. Such proposals must comply with certain rules and regulations promul-gated by the Securities and Exchange Commission.

                  ITEM 1 - ELECTION OF DIRECTORS

DIRECTORS.  Two Class I directors will be elected at this year's
Annual Meeting for a three-year term expiring as of the 2004 annual meeting of the shareholders of the Company.

The Union's preliminary proxy materials indicate that it intends to nominate one individual, Jay E. Sushelsky, for election to the Com-pany's Board of Directors at the 2001 annual meeting. The Union's preliminary proxy materials contain information regarding its nominee. One of the Union's reasons for submitting a nominee for election as a director is to provide for a more independent Board of Directors. The Company's seven-member Board of Directors con-sists of four outside directors who are not employed by the Company, three of whom are fully independent and have no relationship with the Company or any of its officers or directors. The Company's man-agement believes that these outside directors are very qualified to assist the Company's management in the operations of the Company.

Based on the small number of shares owned by the Union and prior dealings with the Union, the Company believes that the Union's real motive in nominating a candidate for election to the Company's Board of Directors is to have an individual on the Board who will be favor-able to the Union's position in its negotiations and other dealings with the Company. Because Mr. Sushelsky would be only one of seven directors, his sole vote would not be sufficient to set policy for the Board. Although Mr. Sushelsky has significant experience as a lawyer, the Union's preliminary proxy materials reflect that he has no experience in the Company's business or its operations and that he has no direct experience in managing or operating a business.

The two nominees of the Board of Directors are Donald E. Golik and David T. Moore. Mr. Golik is the long-serving Senior Vice President and Chief Financial Officer of the Company and has a high degree of involvement with the Company's operations. Mr. Moore has been a director of the Company since 1997 during which time he has gained significant experience with respect to the Company's operations and has been a valuable and contributing member of the Board of Direc-tors. Mr. Moore's experience in electronic communications will be beneficial to the Company as it expands its usage of the internet to conduct business. In addition, Mr. Moore is vitally interested in the success of the Company as he and his family own 69,721 shares of the Common Stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE TWO NOMINEES PROPOSED BY THE BOARD OF DIRECTORS, DESCRIBED BELOW, BY SO INDICATING ON THE MUELLER PROXY CARD AND NOT VOTE IN FAVOR OF THE UNION'S NOMINEE. DO NOT SIGN AND RETURN ANY PROXY CARD SENT TO

YOU BY THE UNION, EVEN TO WITHHOLD AUTHORITY FOR THE UNION'S NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS OR TO VOTE "AGAINST" OR "AB-STAIN" FROM VOTING WITH RESPECT TO THE UNION'S PROPOSED AMENDMENTS.

The following schedule sets forth the names of the two persons who have been nominated by the Board of Directors for election as direc-tors of the Company, the names of the remaining five directors whose terms expire in subsequent years, and certain related information:

                                                                Shares of
                                                              Common Stock
                                                             of the Company
                                                              Beneficially
                                                                Owned on
                                                              Feb. 28, 2001
                                                                   <F1>
       Name and                                      First    -------------
   Present Position            Occupation During    Became a  No. of   % of
     with Company       Age     Past Five Years     Director  Shares  Class
----------------------  ---  ---------------------  --------  ------  -----
                                                                       <F2>
NOMINEES FOR CLASS I DIRECTORS - TERM EXPIRING IN 2004
------------------------------
Donald E. Golik         57   Current position with    1982     1,809      -
Senior Vice President          the Company
   & Chief Financial
   Officer, Secretary,
   & Director

David T. Moore          29   Vice President -         1997     3,431<F5>  -
Director                       Product Development--                <F6>
                               Corporate Document
                               Systems, LLC, an elec-
                               tronic document dis-
                               tribution company,
                               since 1997
                             Previous position held:
                               Director of Technical
                                 Services--Access
                                 Corporation, a compu-
                                 ter software company,
                                 from 1995 to 1997

CONTINUING CLASS II DIRECTORS - TERM EXPIRING IN 2002
-----------------------------
William B. Johnson<F3>  68   International Business   1993     1,150      -
Director                       Consultant

William R. Patterson    59   Member--Stonecreek       1997     1,000      -
Director                       Management, LLC
                             Previous position held:
                               Executive Vice
                                 President & Chief
                                 Financial Officer--
                                 Premium Standard
                                 Farms, Inc.

Melvin J. Volmert<F7>   53   Managing Partner--       2001     1,000      -
Director                       Ardent Capital LLC
                             Previous position held:
                               Executive Vice Presi-
                               dent & Chief Finan-
                               cial Officer--John Q.
                               Hammons Hotels, Inc.

CONTINUING CLASS III DIRECTORS - TERM EXPIRING IN 2003
------------------------------
Daniel C. Manna<F3>     54   Current position with    1977    20,798     2%
President and Director         the Company

Paul Mueller<F3>        85   Current position with    1946   106,557<F4> 9%
Chairman of the Board          the Company
   and Director

All officers and directors as a group (7 persons).           135,745    11%

<F1> Unless otherwise noted, the nominees and each director have sole voting power and investment power over the number of shares set forth beside his name.

<F2> The percentage is less than 1%, except as otherwise indicated.

<F3> Member of Executive Committee.

<F4> The 106,557 shares include 15,000 shares owned by the Mueller
     Family Foundation, and Mr. Mueller disclaims any beneficial ownership in those shares.

<F5> Does not include 58,879 shares owned by Moore Sons Investments,
     L.P., of which Mr. Moore owns a 49.5% limited partnership interest.

<F6> The 3,431 shares include 712 shares held in Mr. Moore's daugh-
     ter's trust, and Mr. Moore disclaims beneficial ownership in those shares.

<F7> Mr. Volmert was elected to the Board on February 19, 2001, to fill the vacancy created by the resignation of Gerald A. Cook in October 2000.

The Board of Directors of the Company does not have a permanent nomi-nating committee.

The Board of Directors of the Company held four meetings in the year ended December 31, 2000. No director attended less than 75% of the meetings of the Board of Directors and Committee(s) on which he served.

The Company pays each director who is not an employee of the Company an annual fee of $6,000, plus a fee of $1,000 for each regular or special meeting of the Board attended, $500 for each Board committee meeting attended, and $1,000 per day for special assignments.

The Company has a Compensation and Benefits Committee, and the mem-bers are William R. Patterson - Chairman and William B. Johnson.
The Committee met once in 2000. The function of the Committee is to develop, review, and make recommendations to the Board of Directors as to the compensation policies for officers of the Company and to administer salary and incentive plans for officers.

Mr. Patterson was acting Chief Financial Officer in a consulting arrangement with Premium Standard Farms, Inc., during the time it filed a bankruptcy petition under Chapter 11 of the Bankruptcy Code in July 1996 and emerged from bankruptcy in September 1996. Mr. Patterson is a director of American Italian Pasta Company and Collins Industries, Inc.

Mr. Moore is the grandson of Paul Mueller.

REPORT OF THE AUDIT COMMITTEE. The Audit Committee provides inde-pendent oversight and review of the Company's financial reporting and system of internal controls. Management has the primary respon-sibility for the financial statements and the reporting process, including the system of internal controls. The Board of Directors of the Company has adopted a written charter for the Audit Committee. A copy of that charter appears as Appendix A to this proxy statement. The members of the Audit Committee are "independent" as defined in the NASD's listing standards.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company's audited financial state-ments for the year ended December 31, 2000, that are to be included in the Annual Report on Form 10-K.

The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended by the Account-ing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended by the Independence Standards Board, and has discussed the auditors' independence with the auditors. The Committee has also considered the compatibility of nonaudit services with the auditors' independence.

The Committee has discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during 2000.

Based on the reviews and discussions referred to above, the Commit-tee recommended to the Board of Directors that the financial state-ments referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                       AUDIT COMMITTEE:
                                       William B. Johnson, Chairman
                                       David T. Moore, Member
                                       William R. Patterson, Member

                    ITEM 2 - SHAREHOLDER PROPOSAL

The Company has been notified that Sheet Metal Workers, Local 208, Attention - Jim Hulse, 314-1 E. Pershing Street, Springfield, Missouri 65806-2112, the owner of 90 shares of the Company's Common Stock, intends to present for action at the Annual Meeting the fol-lowing proposal (which is reproduced exactly as submitted to the Company):
      _______________________________________________________

      "PROPOSAL:

          "RESOLVED, that the following be added to the Cor-poration's Bylaws and Articles:

          Poison Pills (Shareholder Rights Plans)

      A. The Corporation shall not maintain a shareholder rights plan, rights agreement or any other form of "poison pill" making it more difficult or expensive to acquire large holdings of the Corporation's stock, unless such plan is first approved by a majority shareholder vote.

      B. A majority of shares voted shall suffice to approve such a plan.

      C. The Corporation shall redeem any such rights now in effect.

      D. Notwithstanding any other bylaw, the Board may not amend the above without shareholder ratification.

      E.  Each of the above provisions is severable.

      "IT IS FURTHER RESOLVED, that if any law bars share-holders from making the above amendments, then this resolution shall be deemed a recommendation that the Board not adopt a poison pill without shareholder approval.

      "SUPPORTING STATEMENT:

          "The proposal would require the Board get share-holder approval before having a "poison pill." Under such a plan, if someone tries to buy a large block of stock without Board approval, then other shareholders get the right to buy additional stock at a discount, thus diluting the large investor's stake. Such a plan was adopted by the Board in 1991 without share-holder approval. Then in January, 2001, the Board adopted a new poison pill plan, again without a vote of shareholders. We feel the new plan is worse: it lowers the triggering purchase from 20% to 15%.

          "The Investor Responsibility Research Center reports that shareholder proposals against pills re-ceived an average vote over 60% in 1999.

          "Managements argue that pills protect shareholders by allowing a board to resist offers which are not high enough to reflect a stock's true value. However, shareholders are capable of deciding on their own whe-ther an offer is adequate. Moreover, board members may be tempted to oppose tender offers just to stay in office, or to help out friends in management. A pill gives a board too much power to entrench itself.

          "Our similar proposal last year received the sup-port of the majority of institutional investors (such as banks, mutual funds and investment managers). It was not passed, however, because of the votes of indi-vidual investors. Management then told the newspaper, "We feel that we have a lot of smaller shareholders that are not as sophisticated as larger institutional investors."

          "Management's view of shareholders is also shown by how it focused its opposition to the proposal on attacking the union and talking about labor rela-tions - but passage of the proposal would do nothing to assist the union in labor relations. If you don't like unions, is that any reason to against your own self-interest as a shareholder? Many employees own stock. All have a stake in the Company's future health.

      "WE RECOMMEND A VOTE FOR THIS PROPOSAL."
      _______________________________________________________

BOARD OF DIRECTORS' POSITION - THE BOARD OF DIRECTORS OPPOSES THE
PROPOSED AMENDMENTS AND RECOMMENDS A VOTE AGAINST THE UNION'S PRO-
POSAL.

The Union's proposal to eliminate the Shareholder Rights Plan (the "Plan") is substantially identical to the same proposal made by the Union last year, WHICH WAS SOUNDLY REJECTED BY THE SHAREHOLDERS AS ONLY 28.8% (338,325 SHARES) OF THE OUTSTANDING SHARES WERE VOTED FOR THE PROPOSAL, which vote was 248,686 shares short of the majority vote required to approve the proposal.

In adopting the Plan and declaring a dividend distribution of Common Share Purchase Rights (the "Rights"), the Board of Directors care-fully considered the limited purposes of the Plan and the Rights.
The Plan and the Rights contain provisions to protect the share-holders of the Company in the event of an unsolicited attempt to acquire the Company that uses coercive tactics that unfairly pres-sure shareholders, squeeze them out of their investment without giving them any real choice, and deprive them of the full value of their shares. The Plan and the Rights are designed to encourage any potential acquirer to negotiate directly with the Board of Direc-tors and to enhance the Board of Directors' ability to represent the interests of all the shareholders of the Company in the event of an unfair offer and to negotiate a more favorable transaction. A re-cent study by the Investors Responsibility Resource Center studied 1,900 publicly traded corporations and found that the percentage of corporations adopting shareholder rights plans increased from 51.9% in 1997 to 56% in 1999.

The Plan and the Rights are designed to protect shareholders against abusive tactics during a takeover process, such as partial or two-tiered tender offers that do not treat all shareholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all shareholders. The Plan is not intended to prevent a takeover of the Company and will not do so. The Plan and the Rights were put into place to enhance the negotiating position of the Board of Directors and the shareholders by creating an incentive for a potential acquirer to negotiate in good faith with the Board of Directors. The Board of Directors believes that keeping the Plan and the Rights in place allows the Company to continue to improve its financial performance while, if necessary, using the Plan and the Rights either to deter short-term speculators or to negotiate a higher price if the Company receives a fair acquisition proposal.

The benefits of a Rights Agreement have been validated by a study of Georgeson and Company, Inc., released in November 1997. The study found that premiums paid to target companies with Rights Agreements were on average 8% higher than premiums paid to purchase target companies that did not have Rights Agreements. The presence of a Rights Agreement did not increase the likelihood that a hostile take-over bid would be defeated or that a friendly bid would be withdrawn, and the takeover rate was similar for companies with and without Rights Agreements. In light of these and similar considerations, the Board of Directors adopted an amended and restated Plan in Janu-ary of 2001 and issued the Rights; and the Board of Directors con-tinues to believe that the presence of the Plan is important for the protection of the Company's shareholders.

The Proposed Amendments would require the Company to terminate the Plan and to redeem the Rights. The Proposed Amendments would also take away the Board of Directors' ability to adopt a new Shareholder Rights Plan without soliciting proxies and seeking the approval of the Company's shareholders. The Board of Directors believes such a lack of flexibility would greatly diminish the Board of Directors' ability to negotiate the best price for the shareholders in the event an unsolicited offer to purchase the Company should arise in the future.

FOR ALL OF THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOM-MENDS THAT YOU VOTE AGAINST THE PROPOSED AMENDMENTS. PROXIES SOLI-CITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                       EXECUTIVE COMPENSATION

The following table summarizes for the last three years the compen-sation of the Chief Executive Officer and the only other executive officer of the Company whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE
                                              Long-Term Compensation
                                              ----------------------
                                                  Awards
                                              --------------
                                                      Securi-
                          Annual       Other    Re-    ties
   Name and            Compensation   Annual  stricted Under-          Other
   Principal         ---------------- Compen-  Stock   lying   LTIP   Compen-
   Position     Year  Salary   Bonus  sation   Awards Options Payouts sation
--------------- ---- -------- ------- ------- -------  -----  ------  ------
                                <F1>    <F2>    <F3>                    <F4>
Daniel C. Manna 2000 $255,000 $36,900 $ 1,300 $     -      -  $    -  $3,675
  President     1999  245,000       -     900  65,000  7,000       -   2,500
  & CEO         1998  230,000  23,500   1,200       -      -       -   2,880

Donald E. Golik 2000 $170,300 $24,600 $14,500 $     -      -  $    -  $3,675
Sr. Vice Presi- 1999  164,700       -  13,000  32,500  3,500       -   2,500
  dent & CFO    1998  156,600  16,000   8,300       -      -       -   2,880

<F1> Bonus amounts were earned and accrued during each year indi-
     cated.

<F2> Other Annual Compensation consists of payments for unused vacation and travel-incentive payments (available to all employees) for using cost-effective airline fares on inter-national flights.

<F3> Based on the closing price of the Company's stock on December
     29, 2000, of $26.75, the aggregate number and value of all shares of restricted stock holdings on such date were 2,000 shares and $53,500 for Mr. Manna and 1,000 shares and $26,750 for Mr. Golik. Dividends are paid on restricted stock held by executive officers.

<F4> All Other Compensation includes Company contributions paid or accrued during each year under the Profit Sharing and Retire-ment Savings Plan [401(k) Plan].

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table reflects the number of securi-ties underlying unexercised options as of December 31, 2000:

                                        No. of Securities        Value of
                                            Underlying         Unexercised
                                           Unexercised         In-the-Money
                                            Options at          Options at
                   Shares               December 31, 2000   December 31, 2000
                  Acquired              -----------------   -----------------
                     On        Value     Exer-    Unexer-    Exer-    Unexer-
     Name         Exercise   Realized   cisable   cisable   cisable   cisable
---------------   --------   --------   -------   -------   -------   -------
Daniel C. Manna          -   $      -         -     7,000   $     -   $     -
Donald E. Golik          -   $      -         -     3,500   $     -   $     -

NOTE:  The exercise price for the options is $36.00 per share.

PENSION PLAN TABLE. Officers and directors who are employees of the Company participate in the Paul Mueller Company Noncontract Em-ployees Retirement Plan (Plan).

The Plan is a defined benefit plan; and the compensation covered by the Plan includes only base salary and is limited to $170,000 annu-ally by the Internal Revenue Code. Daniel C. Manna and Donald E. Golik are also covered under the Paul Mueller Company Supplemental Executive Retirement Plan (Supplemental Plan) effective January 1, 1996, which provides for an additional retirement benefit based on the provisions of the Plan for compensation in excess of the Internal Revenue Code limitation of $170,000.

The combined annual retirement benefit under the Plan and Supplemen-tal Plan is not subject to deductions for social security benefits or other offset amounts. The maximum number of years of credited service is 35 years. The retirement benefit is based on the years of credited service and the final average monthly compensation based on the 60 consecutive months of highest compensation during the most recent 120 complete months of compensation. The monthly benefit is calculated as follows: [$5.85 + (0.015 x final average monthly com-pensation over $650)] x years of credited service.

The following table presents the combined annual retirement benefit due under the Plans at age 65 based on various amounts of final aver-age annual compensation and years of service:

    Final
   Average                       Years of Service
   Annual      ----------------------------------------------------
Compensation      15         20         25         30         35
------------   --------   --------   --------   --------   --------
  $160,000     $ 35,300   $ 47,100   $ 58,800   $ 70,600   $ 82,400
   180,000       39,800     53,100     66,300     79,600     92,900
   200,000       44,300     59,100     73,800     88,600    103,400
   220,000       48,800     65,100     81,300     97,600    113,900
   240,000       53,300     71,100     88,800    106,600    124,400
   260,000       57,800     77,100     96,300    115,600    134,900
   280,000       62,300     83,100    103,800    124,600    145,400

The following table indicates, for the current executive officers named in the Summary Compensation Table, the compensation for 2000 covered by the Plans and the years of credited service:

                                   Compensation    Years of
                                     Covered       Credited
                   Name              by Plans      Service
             ----------------        --------      --------
             Daniel C. Manna         $255,000         24
             Donald E. Golik          170,300         21

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee (Committee) is charged with the responsi-bility of developing, reviewing, and recommending to the Board of Directors of the Company policies relating to compensation and remu-neration of executive officers, with a view to ensuring that such policies are fair and equitable in view of market conditions and that they contribute to the success of the Company. The Committee also is charged with the responsibility of administering the salary plan for executive officers, the Executive Short-Term Incentive Plan, and the 1999 Long-Term Incentive Plan. The Committee is currently composed of two nonemployee directors of the Board who have no inter-locking relationships. Given the Company's current level of execu-tive compensation, the Committee has not yet adopted a policy with respect to Section 162(m) of the Internal Revenue Code pertaining to the deductibility of compensation in excess of $1,000,000.

The Committee believes that executive compensation should be aligned with Company financial performance. With this in mind, the Committee has established a program to (1) attract and retain key executives critical to the long-term success of the Company, (2) reward execu-tives for enhanced shareholder value, and (3) support a performance-oriented environment that rewards performance consistent with Company financial goals.

The compensation program for executive officers currently consists of a base salary, an annual incentive award under the Executive Short-Term Incentive Plan, awards of options and restricted stock under the 1999 Long-Term Incentive Plan, and contributions paid or accrued under the Profit Sharing and Retirement Savings Plan [401(k) Plan].

Salary ranges for executive officer positions, including the Chief Executive Officer (CEO), are established periodically based on compe-titive salary data developed by an independent compensation consul-tant. The CEO's salary is established by considering salaries of CEO's of comparably sized capital-goods manufacturing companies.

The Committee believes the CEO's compensation and that of all execu-tive officers should be heavily influenced by the Company's perfor-mance. Therefore, the Executive Short-Term Incentive Plan provides the opportunity for a cash incentive that is a percentage of base salary and is based on (a) profitability of the Company and (b) an individual's level of performance. The Committee establishes a tar-get level of profitability at the beginning of each year against which actual profitability will be measured. Additionally, the Committee may consider other factors in arriving at the determina-tion of corporate performance for incentive calculation purposes. Such other factors may include market conditions; extraordinary adjustments due to taxation, nonoperating income, collective bar-gaining issues, or Acts of God; or other achievements that posi-tion the Company for future growth or enhance the market value of the corporation. Under the Plan, profitability must reach at least 70% of the annual target; and the return on equity must reach a specified level. The maximum bonus payable is 55% of base salary.

The main factors upon which the Committee evaluates the CEO's perfor-mance are: (1) the Company's actual profitability for the year, and
(2) those activities undertaken by the CEO which will position the Company for future growth and enhance the market value of the Com-pany. Significant items considered are additions to and expansion of the product lines, progress in margin improvement, and the imple-mentations of systems and procedures to improve efficiency, enhance the Company's competitiveness, and position the Company for long-term growth. Based on the performance for 2000, the CEO was awarded a bonus for 2000 of $36,900 under the Executive Short-Term Incentive Plan.

Under the 1999 Long-Term Incentive Plan, executive officers and other key employees are eligible to receive grants of nonqualified stock options and restricted stock. The Committee believes that stock options and restricted stock are an essential element of executive compensation because they focus management's attention on shareholder interests and align long-term executive performance with shareholder value. Through periodic grants of stock options and restricted stock, executive officers and other key employees are rewarded for performance and the increase in shareholder value. Option grants are made at or above fair market value of the Company's common stock on the date of grant.

The Company also has a 401(k) Plan in which executive officers and substantially all other employees are eligible to participate. The Plan provides for a match of each employee's contributions up to a specified limit. The Plan also provides a profit-sharing feature whereby an additional match is made by the Company if the Company's net income reaches predetermined levels established annually by the Board of Directors.

                                 COMPENSATION AND BENEFITS COMMITTEE:
                                    William R. Patterson, Chairman
                                    William B. Johnson, Member

COMPANY PERFORMANCE. The following graph shows a five-year compari-son of the cumulative total returns for the Company, the S&P 500
Index, and the Media General Financial Services, Inc. - Metals Fabri-cation Index (MG-Metals Fabrication Index).

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                         Paul                    MG-Metals
                        Mueller        S&P      Fabrication
            Year        Company        500         Index
            ----        -------      -------     ---------
            1995          100          100          100
            1996          116          123          133
            1997          129          164          180
            1998          142          211          151
            1999          109          255          186
            2000          110          232          152

            <F1> Assumes $100 invested on December 31,
                 1995, in each of Paul Mueller Company
                 Common Stock, the S&P 500 Index, and
                 the Media General Financial Services,
                 Inc. - Metals Fabrication Index.

            <F2> Total return includes reinvestment of
                 dividends.

                   INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company's Board of Directors has appointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the current fiscal year (subject to ratification by the full Board of Directors). Fees paid to Arthur Andersen LLP for the year ended December 31, 2000, were: Audit Fees - $82,400; Financial Information Systems Design and Implementation Fees - None; and All Other Fees - $352,900.

It is not expected that Arthur Andersen LLP will have a representa-tive present at the May 7, 2001, meeting of shareholders.

                                                          APPENDIX A

                         PAUL MUELLER COMPANY
                        AUDIT COMMITTEE CHARTER

The mission of the Audit Committee is to provide independent over-sight and review of the Company's financial reporting and system of internal control. Additionally, the Committee will set the overall "tone" for quality financial reporting and an effective system of internal controls and will work closely with management and the in-dependent auditor to establish appropriate expectations for these areas.

  I.  RESPONSIBILITIES

      A. The Committee shall develop and maintain a formal written Charter for inclusion in the Proxy Statement that meets the requirements of the National Association of Security Dealers (NASD) and obtain approval of the Charter by the Board of Directors of Paul Mueller Company.

          The Committee shall assess the adequacy of the Charter on an annual basis and modify it as necessary with approval by the Board of Directors.

      B. The Committee shall appoint the independent auditor to per-form the annual audit and reviews of quarterly financial statements and approve the fees (subject to ratification by the Board of Directors).

      C. The Committee shall review, assess, and approve the scope of the annual audit and reviews of quarterly financial statement. Additionally, the Committee will review with the independent auditor any changes in accounting princi-ples or new reporting issues or requirements prior to their implementation.

      D. The Committee will inquire of the independent auditor as to the results of the annual audit and quarterly reviews of the financial statements prior to release to the public or their filing.

      E. The Committee shall ensure that the independent auditor submits a formal written statement regarding relationships and services that may affect their objectivity and indepen-dence. The Committee shall discuss any relevant matters that may affect the independence of the auditor and recom-mend that the Board of Directors take appropriate action when required to ensure that the independence of the audi-tor is maintained.

      F. The independent auditor is ultimately accountable to the Board of Directors and to the Audit Committee, and the Com-mittee will ensure that this accountability is maintained.

      G. The Committee shall review and assess with the independent auditor the quality and not just the adequacy of the finan-cial reporting on an annual basis.

      H. The Committee shall report to the full Board of Directors the results of reviews and discussions that have been held with the independent auditor.

 II.  AUTHORITY

      A. The Committee has the authority and responsibility to select, to evaluate, and to replace the independent audi-tor (subject to ratification by the Board of Directors).

      B. The Committee has the authority to access internal or ex-ternal resources that may be required in the fulfillment of its responsibilities (i.e., accounting, legal, etc.).

      C. The Committee shall oversee the business risk management process that is in place to identify, determine the sources of, measure, and prioritize business and reporting risks.

      D. The Committee shall actively review and assess the scope and quality of management and the independent auditor rela-tive to financial reporting and the internal controls of the Company.

      E. The Committee shall have discussions with the independent auditor and management about the quality and not just the acceptability of the financial reporting decisions and judgments.

III.  STRUCTURE

      A. The Committee shall consist of at least three (3) indepen-dent director members selected by the Board of Directors. Independent directors (as defined by NASD) are members who have no relationship to the corporation that would inter-fere with the exercise of their independence from manage-ment and the Company.

      B. The Chairperson of the Committee will be selected by the Board of Directors.

      C. All Committee members shall have (1) knowledge of the in-dustries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, statement of cash flows, and key performance indicators; and (3) the ability to understand key business and finan-cial risk and the related controls and control processes.

      D. At least one (1) member of the Committee, preferably the Chairperson, should have employment experience in finance or accounting or other comparable experience, which results in the individual's financial sophistication. Required experience includes being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

 IV.  MEETINGS

      A. The Committee shall meet with management and/or the inde-pendent auditor at least two (2) times a year and on an as-needed-basis to fulfill their oversight responsibili-ties.

      B. The Committee shall meet, as soon as possible after the completion of the annual audit, with management and the independent auditor and review the results of the audit and the implementation plan for new accounting principles and reporting requirements for the current year.

      C. The Committee shall conduct discussions with the indepen-dent auditors and management prior to release of quarterly financial results.

      D. The Committee shall prepare a report of the Committee's findings that results from its financial reporting over-sight responsibilities for the annual Proxy Statement.
          The report must be prepared by March 15th of each year and submitted to the Board of Directors.

      E. Minutes of all meetings will be prepared and submitted to the Board of Directors for their approval.

P R O X Y                     MUELLER (Registered)

           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF PAUL MUELLER COMPANY
               FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            MAY 7, 2001

The undersigned hereby constitutes and appoints Donald E. Golik and Ronald W. Gielow, and each of them, as proxies, with full power of substitution, to vote all of the shares of the Common Stock which the undersigned is entitled to vote at the annual meeting of the share-holders of the Company to be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri, on Monday, May 7, 2001, commencing at 10:00 a.m. on that day, and at any postponement, ad-journment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, upon all matters set forth below.
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.
                                         ---
(1)  The election of two (2) Class I directors for a term of three
     (3) years expiring at the annual meeting to be held in 2004:
     Donald E. Golik and David T. Moore.
     [ ] FOR all nominees listed, with the discretion to distribute the votes among the nominees as the proxyholder may deter-mine.
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed.
     [ ] FOR all nominees EXCEPT WITHHOLD AUTHORITY to vote for the following: _______________________________
          (If you set forth the name of one of the nominees on the above line, unless you request otherwise, your votes will then be cumulated and voted by the proxyholder for the other nominee.)
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL (2).
                                         -------
(2) To consider an amendment to the Bylaws and Articles of Incorpor-ation stating that the Corporation shall not adopt or maintain a Shareholder Rights Plan unless such Plan is first approved by an affirmative vote of a majority of the common shares outstanding.
           [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN
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          (continued, and to be signed, on the other side)

                 (PROXY - continued from other side)
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THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL (1), WITH THE DISCRETION TO DISTRIBUTE VOTES AMONG THE NOMINEES AS THE PROXYHOLDER MAY DETERMINE, AND AGAINST PROPOSAL (2). MANAGEMENT KNOWS OF NO
OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING; HOWEVER, THE PERSONS NAMED AS PROXYHOLDERS OR THEIR SUBSTITUTES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT IF ANY OTHER MATTERS ARE PRO-PERLY BROUGHT BEFORE THE ANNUAL MEETING.

Either of said proxies present and acting at said meeting or any postponement, adjournment or adjournments thereof shall have and may exercise all of the powers of all of said proxies. The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.

                                 Date _________________________, 2001
                                 ____________________________________
                                 ____________________________________
                                 Please insert date of signing.  Sign
                                 exactly as name appears at left.
                                 Where stock is issued in two or more
                                 names, all should sign.  If signing
                                 as attorney, administrator, execu-
                                 tor, trustee, guardian or corporate
                                 officer, give full title as such.